AXEDA SYSTEMS INC.

Exhibit 32.1 – Certification of Chief Executive Officer and Chief Financial Officer required pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and furnished herewith pursuant to SEC Release No. 33-8238

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Axeda Systems Inc. (the Company) on Form 10-Q for the quarterly period ended June 30, 2005, as filed with the Securities and Exchange Commission on August 22, 2005 (the Report), the undersigned, Robert M. Russell Jr., Chairman of the Board and Chief Executive Officer of the Company and Karen F. Kupferberg, Executive Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Robert M. Russell Jr.
Robert M. Russell Jr.
Chairman of the Board and
Chief Executive Officer
August 22, 2005

By:	/s/ Karen F. Kupferberg
Karen F. Kupferberg
Executive Vice President,
Chief Financial Officer and Treasurer
August 22, 2005

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to Axeda Systems Inc. and will be retained by Axeda Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request